UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2013 (January 28, 2013)

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 28, 2013, Johan M. (Thijs) Spoor and Josiah T. Austin were appointed by the board of directors (the "Board") of Protea Biosciences Group, Inc. (the "Company") to serve as directors to fill existing vacancies on the board. Neither Mr. Spoor nor Mr. Austin have any family relationship with any of the officers or directors of the Company and there is no arrangement or understanding between Mr. Spoor or Mr. Austin and any third party pursuant to which they were selected as directors. Mr. Spoor has not had any transaction with the Company during the past fiscal year through the present that would require reporting pursuant to Item 404(a) of Regulation S-K.

Mr. Austin is the managing member of El Coronado Holdings, LLC. During the fiscal year ended December 31, 2012, the Company issued and sold an aggregate of 2,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and Warrants (as defined below) to purchase 1,500,000 shares of Common Stock for aggregate gross proceeds of $1,000,000 to El Coronado Holdings, LLC in accordance with the terms and conditions of that certain Securities Purchase Agreement, dated November 20, 2012. The warrants (the “Warrants”) are exercisable for a term of five years from the issue date of the Warrants, at an exercise price of $1.10 per share.

In addition, on January 3, 2013 (the "Issue Date") the Company issued to El Coronado Holdings, LLC (the "Holder”) for an aggregate purchase price equal to $125,000 (1) a convertible promissory note (the "Note") in an aggregate principal amount equal to $125,000 (the "Principal Amount") and (2) a warrant (the "Note Warrant") to purchase 187,500 shares of Common Stock of the Company. The Note accrues simple interest at a rate of 10% per annum and is due and payable on the earlier to occur of (i) April 1, 2013, or (ii) when declared due and payable by the holder upon the occurrence of an event of default. The Note Warrant is exercisable at an exercise price of $1.10 per share anytime after the Issue Date until the earlier of (i) a Qualified Public Offering (as more specifically defined in the Note Warrant) or (ii) 5:00 p.m. EST on the fifth anniversary of the Issue Date. As of the date hereof the entire Principal Amount remains outstanding and no amounts have been paid on the Note.

Mr. Spoor and Mr. Austin are each entitled to reimbursement for reasonable out of pocket expenses related to their service as members of the Board, subject to the terms and conditions of the Company’s expense reimbursement policies.

Neither Mr. Spoor or Mr. Austin has been appointed to a committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2013	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner Chief Executive Officer